UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 30, 2008

Abington Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-52705	20-8613037
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

180 Old York Road, Jenkintown, Pennsylvania		19046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(215) 886-8280

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

Effective May 3, 2008, Abington Savings Bank (the "Bank"), the wholly owned subsidiary of Abington Bancorp, Inc. (the "Company") and Edward W. Gormley entered into a Retirement, Consulting and Noncompetition Agreement (the "Retirement Agreement").  The Retirement Agreement terminates the Amended and Restated Employment Agreement between the Bank and Mr. Gormley, dated as of November 28, 2007 (the "Employment Agreement").  The Retirement Agreement also provides that Mr. Gormley will provide certain consulting services to the Bank subsequent to his retirement and will be subject to the non-compete provisions included therein.  A copy of the Retirement Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  The terms of the Employment Agreement are incorporated herein by reference from Exhibit 10.4 to the Company's Current Report on Form 8-K filed with the SEC on December 3, 2007 (File No. 0-52705).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	Not applicable.

(b)       On April 30, 2008, Edward W. Gormley notified the Board of Directors of the Company of his determination to take early retirement from his position as Senior Vice President and Corporate Secretary of the Company, effective as of September 30, 2008.

(c)	Not applicable.

(d)	Not applicable.

(e)	The disclosure required herein is incorporated by reference from Item 1.02.

(f)	Not applicable.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	The following exhibit is included with this Report:

Exhibit No.	Description
10.1	Retirement, Consulting and Noncompetition Agreement by and between Edward W. Gormley and Abington Savings Bank

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABINGTON BANCORP, INC.

Date: May 4, 2008	By:	/s/Robert W. White
Robert W. White
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Retirement, Consulting and Noncompetition Agreement by and between Edward W. Gormley and Abington Savings Bank